EXHIBIT 99.1

CONTACT:

MICHAEL EARLEY                                           AL PALOMBO
METROPOLITAN HEALTH NETWORKS                             CAMERON ASSOCIATES
CHAIRMAN & CHIEF EXECUTIVE OFFICER                       INVESTOR RELATIONS
(561) 805-8500                                           (212) 245-8800 EXT. 209
mearley@metcare.com                                      al@cameronassoc.com


METROPOLITAN HEALTH NETWORKS' HMO SIGNS CONTRACT WITH CMS TO OFFER MANAGED CARE
                 COVERAGE TO MEDICARE BENEFICIARIES IN FLORIDA

     FLORIDA RESIDENTS IN TARGETED COUNTIES WILL BECOME ELIGIBLE FOR COMPANY'S MEDICARE ADVANTAGE PLAN IN JULY OF 2005 WEST PALM BEACH, FL. - MAY 31, 2005 - Metropolitan Health Networks, Inc. (AMEX:MDF) (PCX:MDF), a provider of high quality, comprehensive healthcare services to patients in South and Central Florida, announced today that its wholly owned subsidiary, METCARE Health Plans, Inc., has entered into a contract with the Centers for Medicare & Medicaid Services (CMS) to begin offering Medicare Advantage plans to Medicare beneficiaries in six Florida counties which include the cities of Fort Pierce, Port St. Lucie, Fort Myers, Port Charlotte and Sarasota.

Under the terms of the CMS contract, METCARE Health Plans, Inc., will be allowed to begin marketing for the enrollment of Medicare beneficiaries located in the Treasure Coast (Martin, St. Lucie and Okeechobee counties) and in the Gulf Coast (Lee, Charlotte and Sarasota counties) effective July 1, 2005.

"This is a banner day for Metropolitan," commented Michael M. Earley, Chairman and Chief Executive Officer of Metropolitan Health Networks. "There are approximately 355,000 eligible Medicare beneficiaries living in the six initial counties who will be able to enroll in the Medicare Advantage program, formerly known as Medicare+Choice, and we are excited to be working with CMS to provide a viable healthcare choice to the Medicare beneficiaries who are in these areas," Earley continued, "Operationally, the CMS contract with our HMO represents another milestone in the continuation of our efforts to pursue the diversification of our organization's income within its core competency of managed care. We look forward to rolling out our HMO marketing and enrollment campaigns and creating a process that serves as a template for potential future expansion."

ABOUT METROPOLITAN HEALTH NETWORKS, INC.:

Metropolitan is a growing healthcare organization in Florida that provides comprehensive healthcare services for Medicare Advantage members and other patients in South and Central Florida. To learn more about Metropolitan Health Networks, Inc. please visit its website at http://www.metcare.com.

FORWARD LOOKING STATEMENTS:

Except for historical matters contained herein, statements made in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Without limiting the generality of the foregoing, words such as "may", "will", "to", "plan", "expect", "believe", "anticipate", "intend", "could", "would", "estimate", or "continue" or the negative other variations thereof or comparable terminology are intended to identify forward-looking statements.

Investors and others are cautioned that a variety of factors, including certain risks, may affect our business and cause actual results to differ materially from those set forth in the forward-looking statements. These risk factors include, without limitation, (i) pricing pressures exerted on us by managed care organizations and the level of payments we receive under governmental programs or from other payors; (ii) future legislation and changes in governmental regulations; (iii) the impact of Medicare Risk Adjustments on payments we receive for our managed care operations; (iv) our ability to successfully recruit and retain medical professionals; (v) our ability to successfully maintain the licensing of our HMO from the requisite state and federal regulatory agencies;(vi) our ability to fund and develop the necessary capabilities to successfully launch our HMO; (vii) the impact of Medicare Risk Adjustments on payments we receive for our managed care operations; and (viii) a loss of any of our significant contracts. The Company is also subject to the risks and uncertainties described in its filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2004.